EXECUTION VERSION
COFFEYVILLE RESOURCES, LLC
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
     This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of December 22, 2008 (this “Amendment”), is entered into by and among COFFEYVILLE RESOURCES, LLC, a Delaware limited liability company (“Company”), COFFEYVILLE PIPELINE, INC., a Delaware corporation (“Pipeline”), COFFEYVILLE REFINING & MARKETING, INC., a Delaware corporation (“Refining”), COFFEYVILLE NITROGEN FERTILIZERS, INC., a Delaware corporation (“Fertilizers”), COFFEYVILLE CRUDE TRANSPORTATION, INC., a Delaware corporation (“Transportation”), COFFEYVILLE TERMINAL, INC., a Delaware corporation (“Terminal”), CL JV HOLDINGS, LLC, a Delaware limited liability company (“CL JV” and together with Pipeline, Refining, Fertilizers, Transportation and Terminal, collectively, “Holdings”) and CERTAIN SUBSIDIARIES OF HOLDINGS, as Guarantors, the Lenders listed on the signature pages hereto, GOLDMAN SACHS CREDIT PARTNERS L.P. and CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners (in such capacities, collectively, the “Arrangers”) and CREDIT SUISSE, as Administrative Agent, Collateral Agent, Funded LC Issuing Bank and Revolving Issuing Bank (in such capacities, collectively, the “Administrative Agent”), and is made with reference to that certain Second Amended and Restated Credit and Guaranty Agreement, dated as of December 28, 2006 as amended by the First Amendment to the Second Amended and Restated Credit and Guaranty Agreement dated as of August 23, 2007 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Company, Holdings, the Subsidiaries of Holdings named therein, Lenders, Arrangers, Administrative Agent, and the other Agents party thereto. Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.
RECITALS:
     WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and
     WHEREAS, subject to certain conditions set forth herein, Requisite Lenders are willing to agree to such amendments relating to the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I. AMENDMENTS TO CREDIT AGREEMENT
     A. Amendments to Section 1: Definitions.
     (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
          “FIFO Adjustment” will be zero for all periods, except the periods referenced in the table below, during which time the FIFO Adjustment will be the FIFO Calculation Amount for such periods:

Fiscal	Application of FIFO Calculation
Quarter Ending	Amount
December 31, 2008	January 1, 2008 – December 31, 2008
March 31, 2009	April 1, 2008 – March 31, 2009
June 30, 2009	July 1, 2008 – June 30, 2009
September 30, 2009	October 1, 2008 – September 30, 2009
December 31, 2009	January 1, 2009 – September 30, 2009
March 31, 2010	April 1, 2009 – September 30, 2009
June 30, 2010	July 1, 2009 – September 30, 2009
          “FIFO Calculation Amount” means, for any period, to the extent changes in the inventory value of any item of hydrocarbon inventory included in the inventory amount shown in the financial statements of the Company (each an “Item”) reduce or increase Consolidated Net Income, for each such Item, an amount equal to the sum of the products of (a) the inventory volume of each Item at the beginning of the relevant period and (b) the amount determined by subtracting (i) the inventory value of such Item at the beginning of the relevant period from (ii) the inventory value of such Item at the end of the relevant period, such that if the result is negative, it represents a loss, and if the result is positive, it represents a gain.
          “Second Amendment” means that certain Second Amendment to Second Amended and Restated Credit and Guaranty Agreement dated as of December 22, 2008 among Company, Holdings, the Arrangers, the Administrative Agent, the Collateral Agent and the financial institutions and the Credit Parties listed on the signature pages thereto.
          “Second Amendment Effective Date” means the date of satisfaction or waiver by the Arrangers of the conditions referred to in Section II of the Second Amendment.
     (b) The definitions of “Adjusted Eurodollar Rate”, “Applicable Margin”, “Base Rate” and “Consolidated Adjusted EBITDA” set forth in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

          “Adjusted Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, an interest rate per annum equal to the product of (a) LIBOR in effect for such Interest Period and (b) Statutory Reserves; provided that, if, on any date of determination occurring on or after the Second Amendment Effective Date, the Adjusted Eurodollar Rate calculated in accordance with the foregoing would produce a result less than 3.25% per annum, the “Adjusted Eurodollar Rate” for such Interest Period shall be deemed to be 3.25% per annum.
          “Applicable Margin’’ means (a) (i) with respect to Revolving Loans that are Eurodollar Rate Loans, (A) from the Second Amendment Effective Date until the Company has achieved a change in the Revolving Credit Status, 5.25% per annum and (B) thereafter, a percentage per annum based on the Revolving Credit Status in effect from time to time as set forth below

Applicable Margin
Revolving Credit Status	for Revolving Loans
Revolving Credit Level I Status	5.75%
Revolving Credit Level II Status	5.50%
Revolving Credit Level III Status	5.25%
Revolving Credit Level IV Status	5.00%
; and (ii) with respect to Term Loans that are Eurodollar Rate Loans and Funded Letters of Credit, (A) from the Second Amendment Effective Date until the Company has achieved a change in the Term Loan Status, 5.25% per annum and (B) thereafter, a percentage per annum based on the Term Loan Status in effect from time to time as set forth below

Applicable Margin
for Term Loans and Funded
Term Loan Status	Letters of Credit
Term Loan Level I Status	5.75%
Term Loan Level II Status	5.50%
Term Loan Level III Status	5.25%
Term Loan Level IV Status	5.00%
; and (b) with respect to Swing Line Loans, Revolving Loans and Term Loans that are Base Rate Loans, an amount equal to (i) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (a) above minus (ii) 1.00% per annum. Within one Business Day of receipt of a change in

Revolving Credit Status or Term Loan Status, as applicable, Administrative Agent shall notify each Lender of the Applicable Margin in effect from such date. At any time, and for so long as, an Event of Default shall have occurred and be continuing, the Applicable Margin shall be determined as if Revolving Credit Level I Status and Term Loan Level I Status were in effect. No reduction in the Applicable Margin hereunder shall be effected for so long as any Event of Default has occurred and is continuing.
          “Base Rate” means, for any day, a base rate calculated as a fluctuating rate per annum as shall be in effect from time to time, equal to the greatest of:
               (a) the Prime Rate in effect on such day;
               (b) the Federal Funds Effective Rate on such day plus 1/2 of 1%; and
               (c) 4.25%.
          As used in this definition, the term “Prime Rate” means the rate of interest per annum announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotation in accordance with the terms hereof, the Base Rate shall be determined with out regard to clause (b) above until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “Consolidated Adjusted EBITDA” means, for any period, an amount determined for Company and its Subsidiaries on a consolidated basis equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, (f) other non-Cash items reducing Consolidated Net Income (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period; provided, for the avoidance of doubt, this exclusion shall not include the following non-cash items to the extent they are not specifically linked to an accrual or reserve for a potential Cash item in any future period or amortization of a prepaid Cash item that was paid in a prior period: (1) compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards, (2) non-cash impact attributable to the application of the purchase method of accounting in accordance with GAAP, (3) non-cash gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (i) any sale or other disposition of assets or (ii) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, (4) unrealized gains and losses arising out of derivative transactions and (5) any impairment charge or asset write-off pursuant to Financial Accounting Standards Board Statement No. 142 and No. 144 and the amortization of intangibles arising pursuant to No. 141), (g) any fees and expenses related to the Acquisition and Permitted Acquisitions, to the extent reducing Consolidated Net Income for such period, (h) any non-recurring expenses or charges incurred in connection with any issuance of Indebtedness, equity securities or any refinancing transaction, (i) management fees to the extent permitted by Section 6.5(a)(v), (j) any unusual or non-recurring charges during any period properly classified as such on the balance sheet of Company in conformity with GAAP in an aggregate amount not to exceed 7.5% of the amount of Consolidated Adjusted EBITDA prior to the adjustment provided for in this clause (j) as determined in such period, (k) any net after-tax loss from disposed or discontinued operations and any net after-tax losses on disposal of disposed or discontinued operations, (l) any incremental property taxes related to abatement non-renewal, (m) any losses reducing Consolidated Net Income attributable to minority equity interests in Company or any of its Subsidiaries, (n) Major Scheduled Turnaround Expenses for any fiscal periods after the Closing Date, and (o) for the purposes of the calculation of the ratios (and compliance therewith) in Sections 6.8(a), (b) and (e) only, any FIFO Adjustment reducing Consolidated Net Income minus (ii) the sum, without duplication, of the amounts for such period of (a) other non-Cash items increasing Consolidated Net Income (excluding any such non-Cash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), (b) any income increasing Consolidated Net Income attributable to minority equity interests in Company or any of its Subsidiaries and (c) for the purposes of the calculation of the ratios (and compliance therewith) in Sections 6.8(a), (b) and (e) only, any FIFO Adjustment increasing Consolidated Net Income.
     B. The definition of “Consolidated Excess Cash Flow” set forth in Section 1.1 of the Credit Agreement is hereby amended by the deletion of paragraph (e) in its entirety, and the re-numbering of paragraphs “(f)”, “(g)”, “(h)” and “(i)” therein, as paragraphs “(e)”, “(f)”, “(g)” and “(h)”, respectively.
     C. The definition of “Consolidated Net Income” set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following in paragraph (d) after the words “Pension Plan”: “or as a result of the registered initial public offering of Fertilizers”.
     D. Section 2.14(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a) Asset Sales. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds, Company shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds.”
     E. Section 2.14(d) of the Credit Agreement is hereby amended by replacing the figures of “75%”, “50%” and “25%” with “100%”, “75%” and “50%” respectively.
     F. Section 2.14 of the Credit Agreement is hereby amended by (i) inserting a new paragraph (f) as follows: “(f) Proceeds of the IPO of Fertilizers. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any direct or indirect proceeds from the registered initial public offering of Fertilizers, Company shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses, including reasonable legal fees and expenses”; and (ii) re-numbering paragraphs (f), (g) and (h) of Section 2.14 of the Credit

Agreement as paragraphs (g), (h) and (i) respectively.
     G. Section 2.14(h) of the Credit Agreement (after giving effect to the amended numbering hereto) is hereby amended by replacing “2.14(e)” with “2.14(f)”.
     H. Section 2.15(b) of the Credit Agreement is hereby amended by replacing “2.14(e)” with “2.14(f)”.
     I. Section 6.5(a)(viii) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the word “[Reserved]”.
SECTION II. CONDITIONS PRECEDENT TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof only upon the satisfaction or waiver by the Arrangers of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):
     A. Execution. The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties and Requisite Lenders.
     B. Fees. The Administrative Agent shall have received (i) for distribution to all Lenders executing this Amendment, an upfront fee in an amount equal to 1.00% of the aggregate of such Lender’s Loans and Commitments outstanding as of the Second Amendment Effective Date and (ii) all other fees and other amounts due and payable on or prior to the Second Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by Company hereunder or any other Credit Document. All such fees shall be non-refundable.
     C. Necessary Consents. Each Credit Party shall have obtained all material consents necessary in connection with the transactions contemplated by this Amendment.
     D. Other Documents. On or before the Second Amendment Effective Date, the Arrangers shall have received such other documents, information or agreements regarding Credit Parties as the Arrangers may reasonably request.
SECTION III. REPRESENTATIONS AND WARRANTIES
     A. Corporate Power and Authority. Each Credit Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.
     B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.
     C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit

Documents do not and will not (i) violate (A) any material provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Holdings, Company or any Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.
     D. Binding Obligation. This Amendment has been duly executed and delivered by each of the Credit Parties party to the Amended Agreement and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     E. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by Company and Holdings of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.
     F. Incorporation of Representations and Warranties From Credit Documents. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION IV. ACKNOWLEDGMENT AND CONSENT
     A. Lender Acknowledgment. The Lenders acknowledge that Consolidated Adjusted EBITDA as set forth in certain previous Compliance Certificates delivered pursuant to Section 5.1(d) of the Credit Agreement was not calculated correctly as a result of the treatment of phantom stock payments.
     B. Credit Support Party Acknowledgment.
          Each Domestic Subsidiary and Holdings are referred to herein as a “Credit Support Party” and collectively as the “Credit Support Parties”, and the Credit Documents to which they are a party are collectively referred to herein as the “Credit Support Documents”.
          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Support Documents the payment and performance of all “Obligations” under each of the Credit Support Documents to which it is a party (in each case as such terms are defined in the applicable Credit Support Document).
          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited (except as expressly provided herein) by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
          Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Credit Support Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Support Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.
SECTION V. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.
          (1) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
          (2) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
          (3) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
     B. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     C. Execution. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
     D. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     E. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HEREUNDER SHALL WAIVE ANY RIGHT TO TRIAL BY JURY.
     F. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COFFEYVILLE RESOURCES, LLC
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE PIPELINE, INC.
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE REFINING & MARKETING, INC.
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE NITROGEN FERTILIZERS, INC.
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE CRUDE TRANSPORTATION, INC.
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE TERMINAL, INC.
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

CL JV HOLDINGS, LLC
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES PIPELINE, LLC
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES REFINING & MARKETING, LLC
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES NITROGEN FERTILIZERS, LLC
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

COFFEYVILLE RESOURCES TERMINAL, LLC
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

CVR PARTNERS, LP
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

CVR SPECIAL GP, LLC
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

CVR MERGERSUB 1, INC.
By:	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer and Treasurer

GOLDMAN SACHS CREDIT PARTNERS L.P., as Joint Lead Arranger and Joint Bookrunner

By:	/s/ Douglas Tansey
Authorized Signatory

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent, Swing Line Lender, Funded LC Issuing Bank and Revolving Issuing Bank and a Lender
By:	/s/ Vanessa Gomez
	Name:	Vanessa Gomez
	Title:	Director

By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Associate

CREDIT SUISSE SECURITIES (USA) LLC, as Joint Lead Arranger and Joint Bookrunner
By:	/s/ Dana Klein
	Name:	Dana Klein
	Title:	Managing Director